UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 16, 2017

Date of Report: (Date of earliest event reported)

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-09761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2850 W. Golf Road, Rolling Meadows, Illinois 60008-4050, (630) 773-3800

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Arthur J. Gallagher & Co. (“Gallagher”) held its Annual Meeting of Stockholders on May 16, 2017 (the “Annual Meeting”). At the Annual Meeting, five items were submitted to Gallagher’s stockholders. The items are described in more detail in Gallagher’s definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2017 (the “Proxy Statement”).

At the Annual Meeting, Gallagher’s stockholders (i) elected all ten director nominees, whose names appear below, to serve until Gallagher’s 2018 Annual Meeting of Stockholders, (ii) approved Gallagher’s 2017 Long-Term Incentive Plan, including the share authorization and material terms of the performance goals for purposes of Section 162(m) of the Internal Revenue Code (“2017 Long-Term Incentive Plan”); (iii) approved ratification of the appointment of Ernst & Young LLP as Gallagher’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2017 (“Auditor Ratification”); (iv) approved our named executive officers’ compensation (“Say on Pay”); and (v) approved holding future advisory votes on executive compensation every year (“Say on Frequency”). The final voting results are set forth below:

Election of Directors		For	Against	Abstain	*Broker Non-Votes
Sherry S. Barrat		145,784,113	578,860	49,842	19,277,157
William L. Bax		140,071,496	6,286,075	55,244	19,277,157
D. John Coldman		145,843,578	518,454	50,783	19,277,157
Frank E. English, Jr.		144,263,001	2,098,424	51,390	19,277,157
J. Patrick Gallagher, Jr.		138,868,487	7,328,022	216,306	19,277,157
Elbert O. Hand		139,931,153	6,426,486	55,176	19,277,157
David S. Johnson		140,495,812	5,865,973	51,030	19,277,157
Kay W. McCurdy		142,995,424	3,267,874	149,517	19,277,157
Ralph J. Nicoletti		145,021,687	1,339,020	52,108	19,277,157
Norman L. Rosenthal		144,996,158	1,364,573	52,084	19,277,157
2017 Long-Term Incentive Plan		138,167,676	8,116,609	128,530	19,277,157
Auditor Ratification		157,180,311	8,446,728	62,933	—
Say on Pay		140,986,394	5,179,793	246,628	19,277,157

Say on Frequency	1 Year	2 Years	3 Years	Abstain	*Broker Non-Votes
	129,676,890	1,259,305	15,309,963	166,657	19,277,157

A majority of the votes cast by stockholders at the Annual Meeting voted, on an advisory basis, to hold future say-on-pay votes every year. In line with this, the Board of Directors has decided that it will hold a say-on-pay vote every year until the next required say-on-frequency vote, which will occur no later than our 2023 Annual Meeting of Stockholders.

*

Broker non-votes represent shares held by broker nominees for beneficial owners that were not voted with respect to a non-routine proposal because the broker nominee did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. If a broker does not receive voting instructions from the beneficial owner, a broker may vote on routine matters, such as the ratification of the Independent Registered Public Accounting Firm, but may not vote on non-routine matters. Broker non-votes are counted for the purpose of determining the presence of a quorum but are not counted for the purpose of determining the number of shares entitled to vote on non-routine matters such as the election of directors, the 2017 Long-Term Incentive Plan, and the advisory say-on-pay and say-on-frequency votes.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    At the Annual Meeting, stockholders approved the 2017 Long-Term Incentive Plan, which replaces the prior plan (the 2014 Long-Term Incentive Plan) for purposes of new grants. The maximum number of shares that may be awarded under the 2017 Long-Term Incentive Plan is 16 million, plus any shares subject to outstanding awards under prior plans that are subsequently settled for cash, forfeited, expired or for any reason canceled or terminated without resulting in the issuance of shares. A maximum of 4 million shares may be issued under the 2017 Long-Term Incentive Plan as full-value awards. The 2017 Long-Term Incentive Plan is based on the 2014 Long-Term Incentive Plan, but includes the following material differences: (1) includes the following minimum vesting periods for awards: one year for options, one year for full-value awards to non-employee directors and three years for full-value awards to other participants, subject to certain limited exceptions; (2) establishes an annual limit for director compensation (including both cash and equity compensation) of $500,000 per year, subject to certain limited exceptions; (3) does not permit liberal share recycling; (4) eliminates automatic single-trigger vesting of awards at a change in control, providing instead for Compensation Committee discretion in connection with such an event; and (5) includes an express prohibition on the payment of dividends or dividend equivalents on unvested awards.

The material terms of the 2017 Long-Term Incentive Plan are summarized on pages 16 through 21 of the Proxy Statement, which description of the plan is qualified in its entirety by reference to the actual terms of the plan, which are set forth in Exhibit A to the Proxy Statement.

Item 7.01.	Regulation FD Disclosure.

The slides containing information presented at the Annual Meeting are furnished as Exhibit 99.1 to this report. This exhibit may also be accessed at Gallagher’s website (www.ajg.com) under the heading Investor Relations.

Item 9.01.	Financial Statements and Exhibits.

99.1	Slides presented at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: May 16, 2017	/s/ WALTER D. BAY
Walter D. Bay Vice President, General Counsel and Secretary